Exhibit 3.1

AMENDED AND RESTATED BY-LAWS OF

INDUSTRIAL SERVICES OF AMERICA, INC.

(A Florida Corporation)

ARTICLE I

Offices

The Company may have an office or offices at such place or places within or without the State of Florida as the Board of Directors may, from time to time, designate or as the business of the Company may require.

ARTICLE II

Shareholders

Section 1.    Meetings. All meetings of the shareholders of the Company shall be held at such place, within or without the State of Florida, and on such date and time as may be determined by the Board of Directors.

Section 2.    Annual Meeting. The annual meeting of the shareholders of the Company for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held each year on the date and at the time set by the Board of Directors. If the annual meeting of the shareholders is not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these By-laws.

Section 3.    Notice of Business to be Brought Before a Meeting

(a)At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder present in person who (A) (1) was a beneficial owner of shares of the Company both at the time of giving the notice provided for in this Section 3 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 3 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. For purposes of this Section 3, “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Company, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appear at such annual meeting. A “qualified representative” of such proposing shareholder shall be, if such proposing shareholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 4 and Section 5, and this Section 3 shall not be applicable to nominations except as expressly provided in Section 4 and Section 5.

(b)Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Company, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days before the one-year anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day before such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)To be in proper form for purposes of this Section 3, a shareholder's notice to the Secretary shall set forth:

(i)As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company's books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as "Shareholder Information");

(ii)As to each Proposing Person, (A) the disclosure of any short positions or other derivative positions relating to the Company’s shares, including the full notional amount of any securities that, directly or indirectly, underlie any "derivative security" (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a "call equivalent position" (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Company, (B) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (C) any other material relationship between such Proposing Person, on the one hand, and the Company, any affiliate of the Company or any principal competitor of the Company, on the other hand, (D) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (E) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as "Disclosable Interests"); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner; and

(iii)As to each item of business that the shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner.

For purposes of this Section 3, the term "Proposing Person" shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-laws) of such shareholder or beneficial owner.

(d)A Proposing Person shall update and supplement its notice to the Company of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days before the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date before the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days before the meeting or any adjournment or postponement thereof).

(e)Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 3. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 3, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f)This Section 3 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Company's proxy statement. In addition to the requirements of this Section 3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 3 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)For purposes of these By-laws, "public disclosure" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 4.    Notice of Nominations for Election to the Board of Directors.

(a)Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these By-laws, or (ii) by a shareholder present in person (A) who was a beneficial owner of shares of the Company both at the time of giving the notice provided for in this Section 4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 4 and Section 5 as to such notice and nomination. For purposes of this Section 4, "present in person" shall mean that the shareholder proposing that the business be brought before the meeting of the Company, or, if the proposing shareholder is not an individual, a qualified representative of such shareholder, appear at such meeting. A "qualified representative" of such proposing shareholder shall be, if such proposing shareholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)(i)    Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (A) provide Timely Notice (as defined in Section 3) thereof in writing and in proper form to the Secretary of the Company, (B) provide the information, agreements and questionnaires with respect to such shareholder and its candidate for nomination as required to be set forth by this Section 4 and Section 5 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 4 and Section 5.

(ii)    Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company, (ii) provide the information with respect to such shareholder and its candidate for nomination as required by this Section 4 and Section 5 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4. To be timely, a shareholder's notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the one hundred twentieth (120th) day before such special meeting and not later than the ninetieth (90th) day before such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 3) of the date of such special meeting was first made.

(iii)    In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder's notice as described above.

(c)To be in proper form for purposes of this Section 4, a shareholder's notice to the Secretary shall set forth:

(i)As to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 3(c)(i), except that for purposes of this Section 4 the term "Nominating Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 3(c)(i));

(ii)As to each Nominating Person, any Disclosable Interests (as defined in Section 3(c)(ii), except that for purposes of this Section 4 the term "Nominating Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 3(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 3(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii)As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder's notice pursuant to this Section 4 and Section 5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the "registrant" for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as "Nominee Information").

For purposes of this Section 4, the term "Nominating Person" shall mean: (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any associate of such shareholder or beneficial owner or any other participant in such solicitation.

(d)A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days before the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date before the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days before the meeting or any adjournment or postponement thereof).

(e)In addition to the requirements of this Section 4 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Section 5.    Additional Requirements For Valid Nomination of Candidates to Serve as Director and, if Elected, to Be Seated as Directors.

(a)To be eligible to be a candidate for election as a director of the Company at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 4.

(b)The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing before the meeting of shareholders at which such candidate's nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Company in accordance with the Company's applicable standards.

(c)No candidate shall be eligible for nomination as a director of the Company unless such candidate for nomination and the Nominating Person seeking to place such candidate's name in nomination has complied with Section 4 and this Section 5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 4 and this Section 5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(d)Notwithstanding anything in these By-laws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Company unless nominated and elected in accordance with this Section 5.

Section 6.    Special Meeting of Shareholders

(a)Special meetings of the shareholders, for any purpose or purposes, may be called only (i) by the Chairman of the Board of Directors, (ii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (iii) by the Secretary of the Company, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 6 from shareholders of record as of the record date fixed in accordance with Section 6(d) who hold, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the Company. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 6, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders. Shareholders who nominate persons for election to the board of directors at a special meeting must also comply with the requirements set forth in Section 4 and Section 5.

(b)No shareholder may demand that the Secretary of the Company call a special meeting of the shareholders pursuant to Section 6(a) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date (a "Demand Record Date") for the purpose of determining the shareholders entitled to demand that the Secretary of the Company call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company.

(c)To be in proper form for purposes of this Section 6, a request by a shareholder for the Board of Directors to fix a Demand Record Date shall set forth:

(i)As to each Requesting Person (as defined below), the Shareholder Information (as defined in Section 3(c)(i), except that for purposes of this Section 6 the term "Requesting Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 3(c)(i));

(ii)As to each Requesting Person, any Disclosable Interests (as defined in Section 3(c)(ii), except that for purposes of this Section 6 the term "Requesting Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 3(c)(ii) and the disclosure in clause (E) of Section 3 (c)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(iii)As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(iv)If directors are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 6(c), the term "Requesting Person" shall mean (i) the shareholder making the request to fix a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.

(d)Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 6 from any shareholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary of the Company call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 6 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 6(f).

(e)Without qualification, a special meeting of the shareholders shall not be called pursuant to Section 6(a) unless shareholders of record as of the Demand Record Date who hold, in the aggregate, more than ten percent (10%) of the voting power of the outstanding shares of the Company (the "Requisite Percentage") timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Company at the principal executive offices of the Company. Only shareholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Company call a special meeting of the shareholders pursuant to Section 6(a). To be timely, a shareholder's demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 6, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a "Solicited Shareholder") the information required to be provided pursuant to this Section 6 of a Requesting Person. A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time before the special meeting. If any such revocation(s) are received by the Secretary after the Secretary's receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s) there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f)The Secretary shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 6, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a "Similar Item") for which a record date for notice of a shareholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year before receipt by the Secretary of such demand to call a special meeting.

(g)After receipt of demands in proper form and in accordance with this Section 6 from a shareholder or shareholders holding the Requisite Percentage, the Secretary shall duly call, and the Board of Directors shall determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Company. Notwithstanding anything in these By-laws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Article VI, Section 6 of these By-laws. The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with Article III, Section 7 of these By-laws.

(h)In connection with a special meeting called in accordance with this Section 6, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Section 6 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Company in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 6 shall be true and correct as of the record date for notice of the special meeting and as of the date that is ten (10) business days before the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for notice of the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days before the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date before the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days before the special meeting or any adjournment or postponement thereof).

(i)Notwithstanding anything in these By-laws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 6 except in accordance with this Section 6. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 6, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 6, then the Board of Directors shall not be required to fix such record date and the Secretary shall not be required to call the special meeting. In addition to the requirements of this Section 6, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

Section 7.    Notice of Annual or Special Meeting. Except as provided in Chapter 607 of the Florida Business Corporation Act (the "Act"), notice of the date, time, and place, of the annual meeting of shareholders or any special meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be delivered no fewer than ten (10) nor more than sixty (60) days before the meeting, either personally, by electronic means, by mail, or by other methods of delivery, by or at the direction of the Chief Executive Officer, President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be mailed by a class of United

States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at her, his, or its address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

Section 8.    Shareholder Quorum and Voting. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or required by the Act, a majority of the votes entitled to be cast on the matter by the voting group, either in person or by proxy, shall constitute a quorum of that voting group for action on that matter. The holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn such meeting from time to time. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing such action, unless the Articles of Incorporation or applicable law requires a greater number of affirmative votes. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for that adjourned meeting. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and, if applicable, broker non-votes, are not counted as votes "for" or "against" any proposals.

Section 9.    Notice of Adjourned Meetings. When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time, or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date for the adjourned meeting is or must be fixed under applicable law, notice of the adjourned meeting shall be given as provided under Section 7 hereunder to persons who are shareholders as of the new record date who are entitled to notice of such meeting.

Section 10.     List of Shareholders. After fixing a record date for a meeting, the Company shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by, each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days before the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Company's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Company's transfer agent or registrar. A shareholder or the shareholder's agent or attorney is entitled on written demand to inspect the list (subject to the requirements of the Act), during regular business hours and at the shareholder's expense, during the period it is available for inspection. The Company shall make the shareholder's list available at the meeting of the shareholders, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 11.    Voting of Shares.

(a)Except as otherwise provided in the Articles of Incorporation or under the Act, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

(b)Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

(c)Shares held by or under control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her without the transfer thereof into his or her name.

(d)If the share or shares stand of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect: (a) if only one votes, in person or by proxy, his or her acts binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split, on any particular matter, each faction is entitled to vote the share or shares in question proportionately; and (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this Section shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 12.    Conduct of Meeting. The Chairman of the Board or the Chief Executive Officer or, in their absence, the President or a Vice President shall preside at all meetings of the shareholders; and, in the absence of the Chairman, the Chief Executive Officer, the President and a Vice President, the Board of Directors may appoint any officer to act as chairman of the meeting. The chairman of the meeting shall have broad discretion in determining the order of business at a shareholders' meeting. The chairman's authority to conduct the meeting shall include, but in no way be limited to, opening and adjourning the meeting, recognizing shareholders entitled to speak, allowing for and terminating questions by shareholders, calling for reports, stating questions and putting them to a vote, calling for nominations, determining whether any business or proposal is properly before the meeting and announcing the results of voting. The chairman also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders' meetings.

Section 13.    Action by Written Consent in Lieu of a Meeting.

(a)    Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) is signed by holders of record on the record date established pursuant to Section 13(b) below (the “Written Consent Record Date”) of outstanding shares of the Company of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted and (ii) is delivered to the Company at its registered office in the State of Florida, at its principal place of business, the corporate secretary, or another officer or agent of the Company having custody of the minute books in which proceedings of meetings of shareholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each shareholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 13, written consents signed by a sufficient number of holders to take such action are delivered to the Company in the manner described in this Section 13. Only shareholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting.

(b)    Without qualification, any shareholder of record seeking to have the shareholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a Written Consent Record Date for the purpose of determining the shareholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 13(b) from any such shareholder, the Board of Directors may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the shareholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the Written Consent Record Date for determining shareholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which valid signed written consents constituting at least ten percent (10%) of the voting power of the outstanding shares of the Company and setting forth the action taken or proposed to be taken is delivered to the Company in the manner described in this Section 13, and (ii) the Written Consent Record Date for determining shareholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c)    To be in proper form for purposes of this Section 13, a request by a shareholder for the Board of Directors to fix a Written Consent Record Date shall set forth:

(i)    As to each Soliciting Person (as defined below), the Shareholder Information (as defined in Section 3(c)(i), except that for purposes of this Section 13 the term "Soliciting Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 3(c)(i));

(ii)    As to each Soliciting Person, any Disclosable Interests (as defined in Section 3(c)(ii), except that for purposes of this Section 13 the term "Soliciting Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 3(c)(ii) and the disclosure in clause (E) of Section 3(c)(ii) shall be made with respect to the action or actions proposed to be taken by written consent);

(iii)    As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the shareholders, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any other person or entity (including their names) in connection with the request or such action or actions; and

(iv)    If directors are proposed to be elected by written consent, the Nominee Information for each person whom a Soliciting Person proposes to elect as a director by written consent.

For purposes of this Section 13, the term "Soliciting Person" shall mean (i) the shareholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.

(d)    In connection with an action or actions proposed to be taken by written consent in accordance with this Section 13, the shareholder or shareholders seeking such action or actions shall further update and supplement the information previously provided to the Company in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 13 shall be true and correct as of the record date for determining the shareholders eligible to take such action and as of the date that is five (5) business days before the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date for determining the shareholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days before the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days before the commencement of the consent solicitation).

(e)    Notwithstanding anything in these By-laws to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Section 13. If the Board of Directors shall determine that any request to fix a Written Consent Record Date or to take shareholder action by written consent was not properly made in accordance with this Section 13, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Section 13, then the Board of Directors shall not be required to fix a Written Consent Record

Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 13 with respect to shareholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

ARTICLE III

Directors

Section 1.    Authority. The affairs, property, and business of the Company shall be managed under the direction of a Board of Directors, consisting of not less than three (3) nor more than nine (9) persons, who shall be elected at the annual meeting of the shareholders for a term of one (1) year, and shall hold office until their successors are elected and qualify. In addition to the powers and authorities these By-laws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all powers of the Company and do all lawful acts and things which are not by statute or by the Articles of Incorporation or these By-laws directed or required to be exercised or done by the shareholders.

Section 2.    Number of Directors. The number of directors may be increased or decreased from time to time, in each case exclusively by the vote of a majority of the Board of Directors at any meeting thereof.

Section 3.    Vacancies. All vacancies in the Board of Directors, whether caused by an increase in the number of directors, resignation, death, or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by the shareholders. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor, and until his successor is elected and qualifies.

Section 4.    Voting for Directors. Except as provided in the Articles of Incorporation or in Section 3 of this Article IV, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at any meeting of the shareholders for the election of directors at which a quorum is present.

Section 5.    Removal of Directors. The shareholders may remove one or more directors only if the number of votes cast to remove the director exceeds the number of votes cast not to remove him or her. A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 6.    Place of Meeting. The Board of Directors may hold regular or special meetings and keep the books of the Company outside the State of Florida.

Section 7.    Annual Board Meeting. The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the shareholders, or immediately following any adjournment thereof, for the purpose of the organization of the Board and the election or appointment of officers for the ensuing year and for the transaction of such other business as may be brought before such meeting.

Section 8.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the principal office of the Company or at such other place or places, within or without the State of Florida, as the Board of Directors may from time to time designate.

Section 9.    Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, or the Chief Executive Officer, or, in their absence, by the President or any Vice President, or by any two directors, to be held at the principal office of the Company, or at such other place or places, within or without the State of Florida, as the directors may from time to time designate.

Section 10.    Notice. Notice of all special meetings of the Board of Directors shall be given to each director by two (2) days service of the same by telecopier transmission, mail, electronic mail or personally.

Section 11.    Conduct of Meeting; Quorum. At all meetings of the Board of Directors, the Chairman of the Board, or, in his or her absence, the Chief Executive Officer, the President or a designated Vice President shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

Section 12.    Action by Written Consent. The Board of Directors, or any Committee thereof, may take any action contemplated under these By-laws by unanimous written consent describing the action taken in lieu of meeting.

Section 13.    Compensation for Service. The Board of Directors may establish, from time to time, a schedule of compensation for members of the Board of Directors, as well as a fixed sum and expenses of attendance for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed compensation for attending Committee meetings. Unless otherwise determined by the Board of Directors, directors who are employees of the Company shall not receive any compensation for service on the Board of Directors, but shall be reimbursed for expenses of attendance at meetings.

Section 14.    Interested Directors. No contract or other transaction between the Company and one or more of its directors, or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a Committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his, her, or their votes are counted for such purpose, if:

(a)    The fact of such relationship or interest is disclosed or known to the Board of Directors or Committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b)    The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(c)    The contract or transaction is fair and reasonable as to the Company at the time it is authorized by the Board of Directors, a Committee or the shareholders.

An interested director may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a Committee thereof which authorizes, approves, or ratifies such contract or transaction.

Section 15. Indemnification.

(a)    The Company shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)    The Company shall indemnify any person, who was or is a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such court shall deem proper.

(c)    To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or subsection (b), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

(d)    Any indemnification under subsection (a) or subsection (b), unless pursuant to a determination by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (a) or subsection (b). Such determination shall be made:

(i)    By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(ii)     If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(iii)     By independent legal counsel:

1.	Selected by the board of directors prescribed in paragraph (i) or the committee prescribed in paragraph (ii); or

2.
If a quorum of the directors cannot be obtained for paragraph (i) and the committee cannot be designated under paragraph (ii), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(iv)     By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(e)    Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (d)(iii) shall evaluate the reasonableness of expenses and may authorize indemnification.

(f)    Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the Company pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(g)    The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the Company may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(i)    A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(ii)     A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

(iii)     In the case of a director, a circumstance under which the liability provision of Florida Statute 607.0834 are applicable; or

(iv)     Willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(h)    Indemnification and advancement of expenses as provided in this section shall continue, as unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(i)    Unless the Company's Articles of Incorporation provide otherwise, notwithstanding the failure of the Company to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the Company who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court ordered indemnification or advancement of expense, if it determines that:

(i)    The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (c), in which case the court shall also order the Company to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

(ii)    The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Company of its power pursuant to subsection (g); or

(iii)     The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (a), subsection (b), or subsection (g).

(j)    For purposes of this section, the term “Company” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a corporation merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(k)    For purposes of this section:

(i)    The term “other enterprises” includes employee benefit plans;

(ii)	The term “expenses” includes counsel fees, including those for appeal;

(iii)
The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(iv)
The term “proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

(v)	The term “agent” includes a volunteer;

(vi)
The term “serving at the request of the Company” includes any service as a director, officer, employee, or agent of the Company that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(vii)
The term “not opposed to the best interest of the Company” describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interest of the participants and beneficiaries of an employee benefit plan.

(l)    The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

(m)    Any repeal or modification of this Section 15 by the Board of Directors or shareholders of the Company shall not adversely affect any right or protection of a Director or officer of the Company under this Section 15 with respect to any act or omission occurring before the time of such repeal or modification.

Section 16.    Reasonable Reliance. Each officer, director, or member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

(a)    one or more officers or employees of the Company whom he or she reasonably believes to be reliable and competent in the matters presented;

(b)    legal counsel, public accountants, or other persons, as to matters he or she reasonably believes are within the persons' professional or expert competence; or

(c)    a committee of the Board of Directors of which he or she is not a member, if he or she reasonably believes the committee merits confidence.

In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Company and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Company or its subsidiaries, the communities and society in which the Company or its subsidiaries operate, and the economy of the state and the nation.

Section 17.    Standard of Care. No person shall be liable to the Company for any loss or damage suffered by it on account of any action taken or omitted to be taken by him or her as a director or officer of the Company, or of any other corporation, firm, association, or entity in which he or she serves in any position at the request of the Company, if such action was taken:

(a)    In good faith;

(b)    With the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

(c)     In a manner he or she reasonably believes to be in the best interests of the Company.

Section 18.    Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the Articles of Incorporation of the Company, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to: (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (b) fill vacancies on the Board of Directors or any committee thereof; (c) adopt, amend, or repeal the Bylaws; (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (e) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Company) to do so within limits specifically prescribed by the Board of Directors. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance herewith, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

ARTICLE IV

Officers

Section 1.     Appointment. The Board of Directors shall elect from its own number a Chairman of the Board and shall elect a Chief Executive Officer, a President and such Vice Presidents (who may or may not be directors, and who may be designated Executive or Senior Vice Presidents) as in the opinion of the Board the business of the Company requires, a Chief Financial Officer (who may also be a Vice President of the Company), and a Secretary; and it may elect or appoint from time to time such other or additional officers, as in its opinion are desirable for the conduct of the business of the Company. Except as required by law, the Board of Directors may in its discretion leave unfilled any office. Any individual may hold one or more offices authorized under these By-laws.

Section 2.    Employment Agreements; Removal. The Board of Directors may authorize the Company to enter into employment contracts with any executive officer for periods longer than one year, and any provision of the Articles of Incorporation or By-laws for annual election shall be without prejudice to the contract rights if any, of an executive officer under such a contract. Subject to his or her rights under any such employment contract, any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. An officer, agent, or employee, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing him.

Section 3.    Duties. All officers of the Company shall have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.    Bank Accounts. In addition to such bank accounts and brokerage accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Chairman, the Chief Executive Officer, or the Chief Financial Officer may authorize such bank accounts or brokerage accounts to be opened or maintained in the name and on behalf of the Company as he or she may deem necessary or appropriate. Payments from such bank accounts shall be made upon and according to a check or draft which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officers or bonded employees of the Company as shall be specified in the written instruction of the Chief Financial Officer. With respect to any brokerage account established pursuant to this Section 4, any of the Chairman, the Chief Executive Officer, the Chief Financial Officer, or any other employee of the Company specified in written instructions by the Chief Financial Officer shall be fully authorized and empowered to purchase, sell, assign, transfer and deliver any and all shares of stock, bonds, debentures, notes, evidences of indebtedness or other securities owned by the Company or registered in the name of the Company, and such persons shall be authorized to make, execute and deliver any and all written instruments of assignment and transfer necessary or proper to give effect to any transaction in such brokerage account.

Section 5.    Vacancies. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

Section 6.    Authority to Vote Shares. Unless otherwise ordered by the Board of Directors, the Chairman, the Chief Executive Officer, the President, or any other officer thereunto duly authorized by the Chief Executive Officer shall have full power and authority on behalf of the Company to attend and to vote at any meeting of shareholders of any corporation in which the Company may hold stock, and may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Company in connection with the exercise by the Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE V

Capital Stock

Section 1.    Share Certificates.

(a)    Certificates for stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or the Chief Executive Officer, the President, or a Vice President and by the Secretary or an Assistant Secretary, manually or in facsimile. A stock certificate signed (manually or in facsimile) by an officer of the Company shall be valid even though such person no longer holds office when the certificate is issued. Notwithstanding the foregoing provisions regarding share certificates, the Board of Directors of the Company may provide that some or all of any or all classes or series of the Company’s common or preferred stock may be uncertificated shares.

(b)     The authorization does not affect shares of stock already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issue of transfer of shares without certificates, the Company shall send the shareholder a written statement of the information required on certificates, which includes:

(i)    the name of the corporation and that the corporation is organized under the laws of Florida;

(ii)     the name of the person to whom issued;

(iii)    the number and class of shares and the designation of the series, if any, the certificate represents;

(iv)     the designations, relative rights, preferences, and limitations applicable to each class of shares of stock and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) or that the Company will furnish the shareholder a full statement of this information on request and without charge; and

(v)    the restrictions on the transfer of shares as described below.

Section 2.    Registrar; Transfer Agent. The Board of Directors shall have power to appoint one or more Registrars and Transfer Agents for the registration and transfer of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Registrars and Transfer Agents.

Section 3.    Transfers of Stock. Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

Section 4.    Lost Certificates; Indemnity. In case any certificate for shares of the capital stock of the Company shall be lost, stolen, or destroyed, the Company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

Section 5.    Record Holders. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 6.    Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting, or entitled to receive payment of any dividends or other distribution, or to exercise the rights in respect to any change, conversion, or exchange of capital stock, and in such case only shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as herein provided. In no event may any such record date: (i) be more than seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, or (ii) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors.

Section 7.     Additional Rules. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws,

concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

ARTICLE VI

General Provisions

Section 1.    Fiscal Year. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the company.

Section 2.    Waiver of Notice. Any notice required to be given under the provisions of these By-laws or otherwise may be waived by the shareholder, director, or officer to whom such notice is required to be given.

Section 3.    Dividends. Dividends may be declared by the Board of Directors and paid to shareholders to the extent permitted by law, subject to any conditions and limitations imposed by the Articles of Incorporation of the Company.

ARTICLE VII

The Board of Directors shall have power to add any provision to, or to amend or repeal any provision of, these By-laws by the affirmative vote of a majority of all of the directors at any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The shareholders shall have power to add any provision to, or to amend or repeal any provision of, these By-laws by the affirmative vote of a majority of the votes cast at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of shareholders.

CERTIFICATE OF PRESIDENT

I, Sean Garber, hereby certify that I am the duly appointed President of Industrial Services of America, Inc. and that the foregoing Amended and Restated By-Laws are a true and correct copy of the Industrial Services of America, Inc. Amended and Restated By-Laws, as of March 3, 2016.

/s/ Sean Garber

Sean Garber, PRESIDENT

DATED: March 8, 2016